UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2017

SAREPTA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14895	93-0797222
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street Suite 415 Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 274-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On November 8, 2017, Sarepta Therapeutics, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with the several initial purchasers named in Schedule 1 thereto (the “Initial Purchasers”), for whom J.P. Morgan Securities LLC and Goldman, Sachs & Co. LLC acted as representatives (the “Representatives”) relating to the sale of $475 million aggregate principal amount of 1.50% Convertible Senior Notes due 2024 (the “Notes”) to the Initial Purchasers. The Company also granted the Initial Purchasers an option to purchase up to an additional $95 million aggregate principal amount of the Notes solely to cover over-allotments, which was exercised in full on November 9, 2017.

The Purchase Agreement includes customary representations, warranties and covenants. Under the terms of the Purchase Agreement, the Company has agreed to indemnify the Initial Purchasers against certain liabilities.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Indenture and the Notes

The Notes were issued by the Company on November 14, 2017, pursuant to an Indenture, dated as of such date (the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Notes will bear cash interest at the annual rate of 1.50%, payable on May 15 and November 15 of each year, beginning on May 15, 2018, and will mature on November 15, 2024 unless earlier converted or repurchased. The Company will settle conversions of the Notes through payment or delivery, as the case may be, of cash, shares of common stock of the Company or a combination of cash and shares of common stock, at the Company’s option (subject to, and in accordance with, the settlement provisions of the Indenture). The initial conversion rate for the Notes is 13.6210 shares of common stock (subject to adjustment as provided for in the Indenture) per $1,000 principal amount of the Notes, which is equal to an initial conversion price of approximately $73.42 per share, representing a conversion premium of approximately 40% above the closing price of the Company’s common stock of $52.44 per share on November 8, 2017.

Holders of the Notes may convert their Notes at their option at any time prior to the close of business on the business day immediately preceding May 15, 2024 in multiples of $1,000 principal amount, only under the following circumstances:

•	during any calendar quarter commencing after the calendar quarter ending on December 31, 2017 (and only during such calendar quarter), if the last reported sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) during a period of 30 consecutive trading days ending on, and including, the last trading day of the immediately preceding calendar quarter is greater than or equal to 130% of the conversion price for the Notes on each applicable trading day;

•	during the five business day period after any five consecutive trading day period (the “measurement period”) in which the “trading price” (as defined in the Indenture) per $1,000 principal amount of Notes for each trading day of the measurement period was less than 98% of the product of the last reported sale price of the Company’s common stock and the conversion rate for the Notes on each such trading day; or

•	upon the occurrence of specified corporate events described in the Indenture.

On or after May 15, 2024 until the close of business on the second scheduled trading day immediately preceding November 15, 2024, holders may convert their Notes, in multiples of $1,000 principal amount, at the option of the holder regardless of the foregoing circumstances.

If the Company experiences a fundamental change, as described in the Indenture, prior to the maturity date of the Notes, holders of the Notes will, subject to specified conditions, have the right, at their option, to require the Company to repurchase for cash all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date. In addition, following certain corporate events that occur prior to the maturity date of the Notes, the Company will increase the conversion rate for a holder who elects to convert its Notes in connection with such corporate event.

The Indenture provides for customary events of default. In the case of an event of default with respect to the Notes arising from specified events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. If any other event of default with respect to the Notes under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount of the Notes to be immediately due and payable.

In certain circumstances if, at any time during the six-month period beginning on, and including, the date that is six months after the last date of original issuance of the Notes, the Company fails to timely file certain documents or reports required under the Securities Exchange Act of 1934, as amended, or the Notes are not otherwise freely tradable by holders of the Notes other than the Company’s affiliates, additional interest will accrue on the Notes during the period in which its failure to file has occurred and is continuing or such Notes are not otherwise freely tradable by holders other than the Company’s affiliates.

In addition, if, and for so long as, the restrictive legend on the Notes has not been removed, the Notes are assigned a restricted CUSIP number or the Notes are not otherwise freely tradable by holders other than the Company’s affiliates (without restrictions pursuant to U.S. securities laws or the terms of the Indenture or the Notes) as of the 380th day after the last date of original issuance of the Notes, the Company will pay additional interest on the Notes during the period in which the Notes remain so restricted.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to each of the Indenture and form of Note, which are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Capped Call Transactions

In connection with the offering of the Notes, on November 8, 2017, the Company entered into capped call transactions with JPMorgan Chase Bank, National Association, London Branch and Goldman Sachs & Co. LLC (each, a “Counterparty,” and together the “Counterparties,” and such transactions, the “Base Capped Call Transactions”). In connection with the Initial Purchasers’ exercise in full of their over-allotment option, on November 9, 2017, the Company entered into additional capped call transactions with the Counterparties (together with the Base Capped Call Transactions, the “Capped Call Transactions”).

The Capped Call Transactions have an initial strike price of approximately $73.42 per share, which corresponds to the initial conversion price of the Notes and is subject to anti-dilution adjustments generally similar to those applicable to the Notes, and have a cap price of approximately $104.88 per share, which is subject to certain adjustments under the terms of the Capped Call Transactions. The Capped Call Transactions cover, subject to anti-dilution adjustments, 7,763,970 shares of the Company’s common stock, which is the same number of shares of the Company’s common stock initially underlying the Notes.

The Capped Call Transactions are expected generally to reduce the potential dilution to the Company’s common stock upon conversion of the Notes in the event that the market price per share of the Company’s common stock, as measured under the terms of the Capped Call Transactions, is greater than the strike price of the Capped Call Transactions as adjusted pursuant to the anti-dilution adjustments. If, however, the market price per share of the Company’s common stock, as measured under the terms of the Capped Call Transactions, exceeds the cap price of the Capped Call Transactions, there would nevertheless be dilution upon conversion of the Notes to the extent that such market price exceeds the cap price of the Capped Call Transactions.

The Company has been advised that, in connection with establishing their initial hedges of the Capped Call Transactions, the Counterparties or their respective affiliates purchased shares of the Company’s common stock and/or entered into various derivative transactions with respect to the Company’s common stock, in each case, concurrently with, or shortly after, the pricing of the Notes. This activity may impact the market price of the Company’s common stock or the Notes.

In addition, the Company has been advised that the Counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivative transactions with respect to the Company’s common stock and/or by purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so during any observation period related to a conversion of the Notes). This activity could also impact the market price of the Company’s common stock or the Notes, which could affect the ability of holders to convert the Notes and, to the extent the activity occurs during any observation period related to a conversion of the Notes, it could affect the number of shares of the Company’s common stock and value of the consideration that holders will receive upon conversion of the Notes.

The Company intends to exercise options it holds under the Capped Call Transactions whenever Notes are converted on or after May 15, 2024, and expects that upon any conversions of Notes prior to May 15, 2024, or any repurchase of Notes by the Company, a corresponding portion of the Capped Call Transactions will be terminated. Upon such termination, the Company expects to receive from the Counterparties shares of its common stock, cash, or a combination thereof, in each case, with an aggregate market value equal to the then current value of the Capped Call Transactions or portion thereof, as the case may be, being early terminated, subject to the terms of the Capped Call Transactions. As a result, the Company may not receive the full expected benefit of the Capped Call Transactions. The Company has been advised that the Counterparties or their respective affiliates, in order to unwind their hedge positions with respect to those exercised or terminated options, are likely to buy or sell shares of the Company’s common stock or other securities or instruments of the Company, including the Notes, in secondary market transactions or unwind various derivative transactions with respect to such common stock. These unwind activities could have the effect of increasing or decreasing the trading price of the Company’s common stock and the Notes and could have the effect of increasing or decreasing the value of the consideration that holders of the Notes will receive upon conversion of the Notes.

The Capped Call Transactions are separate transactions entered into by and between the Company and the Counterparties and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Capped Call Transactions.

The description of the Capped Call Transactions in this report is a summary and is qualified in its entirety by the terms of each of the confirmations for the Capped Call Transactions filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Indenture and the Notes” is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K under the heading “Indenture and the Notes” is incorporated herein by reference.

As described in Item 1.01 of this Current Report on Form 8-K, on November 14, 2017, the Company issued $570 million aggregate principal amount (including the Notes issued upon exercise in full of the Initial Purchasers’ over-allotment option, which occurred on November 9, 2017) of Notes to the Initial Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the terms of the Purchase Agreement. The Company offered and sold the Notes to the

Initial Purchasers in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act, for resale by such Initial Purchasers to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company will settle conversions of the Notes by paying and/or delivering, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at the Company’s election. Neither the Notes nor the underlying shares of common stock have been registered under the Securities Act or may be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 8.01 Other Events.

In connection with the offering of the Notes, on November 7, 2017, the Company entered into (i) an amendment (the “First Amendment”) to that certain amended and restated credit and security agreement, dated as of July 18, 2017 (the “Amended and Restated Credit and Security Agreement”) by and among the Company, the lenders from time to time party thereto and MidCap Financial Trust, a Delaware statutory trust, as administrative agent (“MidCap Financial”) and (ii) an amendment (together with the First Amendment, the “Amendments”) to that certain revolving credit and security agreement, dated July 18, 2017 (together with the Amended and Restated Credit and Security Agreement, the “Credit Agreements”) by and among the Company, the lenders from time to time party thereto and MidCap Financial Trust, as administrative agent. The Amendments, among other things, amended certain covenants in the Credit Agreements to permit the issuance of the Notes under the Indenture. The foregoing summary of the Amendments is not complete and is qualified in its entirety by reference to the Amendments, which are filed herewith as Exhibits 4.3 and 4.4.

On November 7, 2017, the Company issued a press release announcing the proposed sale of the Notes, on November 8, 2017, the Company issued a press release announcing the pricing of the Notes and on November 9, 2017, the Company issued a press release announcing the exercise in full of the Initial Purchasers’ over-allotment option to purchase an additional $95 million aggregate principal amount of the Notes. Copies of these press releases are attached hereto as Exhibits 99.1, 99.2 and 99.3.

On November 8, 2017, Douglas S. Ingram, president and chief executive officer of the Company, purchased approximately $2,000,000 of shares of the Company’s common stock from certain purchasers of Notes in privately negotiated transactions effected through one or more of the Initial Purchasers of the Notes or their respective affiliates. The purchase price per share of the common stock purchased by Mr. Ingram from certain purchasers of Notes was $52.44, the closing price per share of the Company’s common stock on November 8, 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Purchase Agreement, dated as of November 8, 2017, among Sarepta Therapeutics, Inc. and the several Initial Purchasers named in Schedule 1 thereto for whom J.P. Morgan Securities LLC and Goldman, Sachs & Co. LLC acted as Representatives.

4.1	Indenture, dated as of November 14, 2017, by and between Sarepta Therapeutics, Inc. and U. S. Bank National Association (including the form of the 1.50% Convertible Senior Note due 2024).

4.2	Form of Note (included in Exhibit 4.1).

4.3	First Amendment to the Amended and Restated Credit and Security Agreement, dated November 7, 2017, between the Company and MidCap Financial Trust, as administrative agent.

4.4	First Amendment to the Credit and Security Agreement, dated November 7, 2017, between the Company and MidCap Financial Trust, as administrative agent.

10.1	Base Call Option Transaction Confirmation, dated as of November 8, 2017, between Sarepta Therapeutics, Inc. and JPMorgan Chase Bank, National Association, London Branch.

10.2	Base Call Option Transaction Confirmation, dated as of November 8, 2017, between Sarepta Therapeutics, Inc. and Goldman Sachs & Co. LLC.

10.3	Additional Call Option Transaction Confirmation, dated as of November 9, 2017, between Sarepta Therapeutics, Inc. and JPMorgan Chase Bank, National Association, London Branch

10.4	Additional Call Option Transaction Confirmation, dated as of November 9, 2017, between Sarepta Therapeutics, Inc. and Goldman Sachs & Co. LLC

99.1	Press release dated November 7, 2017.

99.2	Press release dated November 8, 2017.

99.3	Press release dated November 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

By:	/s/ Douglas S. Ingram
Douglas S. Ingram
President and Chief Executive Officer

Date: November 14, 2017